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USVO
USA VIDEO INTERACTIVE CORP

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FAMILYLIFE CONTRACTS WITH USVO FOR ZMAIL CAMPAIGN TO EXPAND NATIONWIDE MINISTRY
EFFECTIVENESS

MYSTIC,  CONNECTICUT,  JANUARY  11,  2002  -  USA  Video Interactive Corporation
(OTCBB:  USVO;  CDNX:  US;  BSE/Frankfurt:  USF; http://www.usvo.com/) announced
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today  that  it  has  completed  a  contract  with  FamilyLife
http://www.familylife.com/  designed  to  generate more effective communications
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and increased financial support for it's growing non-profit ministry to families in  the  United  States  and  worldwide.

FamilyLife produces conferences, publishes literature, and broadcasts a daily radio program, "Family Life Today," on stations throughout the U.S. More than 1,000,000 people have attended FamilyLife Marriage Conferences and Events. This year, more than 100 conferences will be held in the United States, reaching every major metropolitan area.

"We are gratified to help FamilyLife reach its audience via Zmail. From the inception of our StreamHQ(TM) technology vision, we anticipated that Zmail would create new value for non-profit ministries and organizations," said Edwin Molina, USVO's President and Chief Executive Officer. "Zmail creates new possibilities for charitable organizations that require improved results and cost effectiveness in their targeted communications and fundraising initiatives. We are glad to help FamilyLife realize these possibilities."

"We're excited about our campaign with USVO," said Doug Martin, FamilyLife's Director of Internet. "Zmail is an exciting product, one that has a great deal of potential for FamilyLife as we continually strive to improve our communication with our constituents. I'm confident Zmail will take our email strategies to a whole new level of effectiveness."

ABOUT  FAMILYLIFE
Founded in 1976, FamilyLife, a division of Campus Crusade for Christ, is devoted to effectively developing godly families, one home at a time. More than four million radio listeners tune in weekly to "FamilyLife Today" radio broadcasts, while over 156,000 people attended FamilyLife marriage and parenting conferences in 2001. Additionally, there were over 2 million visitors to their web site, http://www.familylife.com/ in 2001. Dennis Rainey is the Executive Director.
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ABOUT  USA  VIDEO  INTERACTIVE  CORPORATION
USVO (OTCBB: USVO; CDNX: US; BSE/Frankfurt: USF) is a developer and supplier of Internet media delivery services, systems, and innovative end-to-end solutions. The company has developed its StreamHQ(TM) architecture to provide a wide range of business customers with value-added content delivery services. StreamHQ(TM) facilitates the transmission of digitized and compressed video to the user's desktop via multiple modes that take advantage of the available connectivity. While competitors take a "one-size-fits-all" streaming approach, StreamHQ(TM) brings unique value propositions to individual vertical markets with


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functionality  designed  specifically  for  those  markets.  Beyond high quality content delivery, USVO gives its customers media asset management tools and information that provide accountability and return on investment (ROI) for their streaming expenditures. StreamHQ(TM) encompasses a range of end-to-end services from source to viewing, including content production, content encoding, asset management and protection, media and application hosting, multi-mode content distribution, and transaction data capture and reporting. USVO holds the pioneering patent for store-and-forward video, filed in 1990 and issued by the United States Patent and Trademark Office on July 14, 1992; it has been cited by at least 145 other patents. USVO holds similar patents in Germany, Canada, England, France, Spain, and Italy, and has a similar patent pending in Japan. For more information, visit www.usvo.com.
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USA VIDEO INTERACTIVE Corporate Headquarters Office: 70 Essex Street; Mystic, CT
06355; (800) 625-2200; (860) 572-1560.  Canada Office: 837 West Hastings Street;
Suite #507; Vancouver, B.C. V6C 3N6. Trading symbol on the OTCBB: USVO; Trading symbol on The Canadian Venture Exchange: US; Trading Symbol on the Berlin Stock
Exchange: USF. Standard & Poors Listed. CUSIP 902924208. The Canadian Venture Exchange (CDNX) has not reviewed and does not accept responsibility for the adequacy or accuracy of this release. For more information contact: Kevin Yorio, 860-572-1560; info@usvo.com
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This  press  release may contain forward-looking statements.  Actual results may differ materially from those projected in any forward-looking statement. Investors are cautioned that such forward-looking statements involve risk and uncertainties, which may cause actual results to differ from those described.



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